UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2004

Magellan Midstream Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-16335	73-1599053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22186, Tulsa, Oklahoma	74121-2186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 574-7000

Not Applicable

(Former name or former address, if changed since last report)

Items 9 and 12. Regulation FD Disclosure and Results of Operations and Financial Condition.

Magellan Midstream Partners, L.P. (the “Partnership”) wishes to disclose its press release dated July 27, 2004, furnished herewith as Exhibit 99.

In accordance with General Instruction B.2. of Form 8-K and the Securities and Exchange Commission Release No. 33-8176, the above information is being furnished under Items 9 and 12 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC
its General Partner

Date: July 27, 2004	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Corporate Secretary

EXHIBIT INDEX

99.	Copy of the Partnership’s press release dated July 27, 2004.